UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2004

LUMINEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 219-8020

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     At a meeting of the Board of Directors of Luminex Corporation (the “Company”) on September 2, 2004, Patrick J. Balthrop, the Company’s President and Chief Executive Officer, was elected as a Class III director. This election was pursuant to the terms of Mr. Balthrop’s Employment Agreement with the Company dated as of May 15, 2004 attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 18, 2004 (the “Initial 8-K”). Mr. Balthrop was appointed to the Executive Committee of the Board of Directors in connection with his election. In connection with his appointment as President and Chief Executive Officer on May 15, 2004, Mr. Balthrop was granted a non-qualified stock option as well as a restricted stock grant. The agreements documenting these equity awards were attached as Exhibit 10.2 and 10.3 to the Initial 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: September 2, 2004	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer